SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                AUTHORISZOR INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                               75-2661571
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(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

1 Justin Road, Natick Massachusetts                               01760-5565
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(Address of principal executive offices)                           (Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: |_|

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: |X|

         Securities Act registration statement file number to which this Form relates: 333-32816

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

         None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
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                                 Title of Class

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



ITEM 1.           Description of Securities To Be Registered.
                  ------------------------------------------

         The Section entitled "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-32816) that was filed with the Securities and Exchange Commission (the "Commission") on March 20, 2000, together with all amendments filed with respect thereto, (the "Registration Statement") is deemed to be incorporated by reference herein.

ITEM 2.           Exhibits.
                  --------

         The securities described herein are to be registered on the Nasdaq National Market, on which no other securities of the Company are registered. Accordingly, pursuant to Part II to the Instructions as to Exhibits on Form 8-A, the following exhibits are not filed with, or incorporated by reference in, copies of this Registration Statement on Form 8-A filed with the Commission, but are incorporated by reference as part of this Registration Statement on Form 8-A to be filed with the Nasdaq National Market.

     1.1 Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed by the Company on April 1, 1999 with the Securities and Exchange Commission, incorporated by reference herein.

     2.1  Current  Reports on Form 8-K filed by the Company  since  December 31,
          1998.

          a. Current Report on Form 8-K filed by the Company on January 5, 1999, incorporated by reference herein;

          b. Current Report on Form 8-K filed by the Company on July 30, 1999, incorporated by reference herein;

          c. Current Report on Form 8-K filed by the Company on August 6, 1999 and amended November 17, 1999, incorporated by reference herein;

          d. Current Report on Form 8-K filed by the Company on December 15, 1999, incorporated by reference herein;

          e. Current Report on Form 8-K filed by the Company on February 14, 2000, incorporated by reference herein;

          f. Current Report on Form 8-K filed by the Company on March 8, 2000 and amended May 8, 2000, incorporated by reference herein;

     2.2 Quarterly Reports on Form 10-QSB filed by the Company since December 31, 1998

          a. Quarterly Report on Form 10-QSB for the period ended March 31, 1999, filed by the Company on May 17, 1999, incorporated by reference herein;

          b. Quarterly Report on Form 10-QSB for the period ended June 30, 1999, filed by the Company on August, 19, 1999, incorporated by reference herein;




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



          c. Quarterly Report on Form 10-QSB for the period ended September 30, 1999, filed by the Company on November 23, 1999, incorporated by reference herein;

          d. Quarterly Report on Form 10-QSB for the period ended September 30, 1999, filed by the Company on November 23, 1999, incorporated by reference herein;

          e. Quarterly Report on Form 10-QSB for the period ended December 31, 1999, filed by the Company on February 22, 2000 and amended February 23, 2000 and March 21, 2000, incorporated by reference herein;

          f. Quarterly Report on Form 10-QSB for the period ended March 31, 2000, filed by the Company on May 15, 2000, incorporated by reference herein.

     4.1 Certificate of Incorporation, incorporated by reference to the exhibit shown in parenthesis included in the Company's Current Report on Form 8-K dated July 29, 1996 (Exhibit 4.1) and the Amendment to the Company's Certificate of Incorporation, incorporated by reference to the exhibit shown in parenthesis included in the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1999, filed by the Company on November 23, 1999. (Exhibit 3.1)

     4.2 Bylaws, incorporated by reference to the exhibit shown in parenthesis included in the Company's Annual Report on Form 10-KSB for the period ended December 31, 1996, filed by the Company on May 1, 1997. (Exhibit 3.2)

     5.1 Specimen of Registrant's Stock Certificate evidencing Common Stock, incorporated by reference to the exhibit shown in parenthesis included in the Company's Registration Statement on Form S-1 (File No. 333-32816) filed by the Company on March 20, 2000. (Exhibit 4.7)





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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   May 17, 2000

                                     AUTHORISZOR INC.



                                     By:   /s/ Richard A. Langevin
                                           -------------------------------------
                                           Richard A. Langevin
                                           President and Chief Executive Officer



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